Exhibit 99.1

Safeway Inc. Holds 2010 Investor Conference

Provides 2010 Earnings Guidance and Announces 2010 Capital Expenditure Plans and Cash Flow Expectations

PLEASANTON, CA - March 3, 2010 - Safeway Inc. (NYSE:SWY) will hold a conference today for analysts and institutional investors beginning at 8:00 AM PST. Management will review Safeway’s recent performance and establish its 2010 financial guidance.

For the year 2010, the company is initiating earnings per share guidance of $1.65 - $1.85 per diluted share. This guidance contemplates non fuel ID sales growth in a range of 0% - 1% in 2010, operating profit margin change of negative 10 to positive 5 basis points, cash capital expenditures of approximately $0.9 - $1.0 billion and free cash flow in a range of $0.9 - $1.1 billion.

“With the accomplishments we achieved in a difficult 2009, we are confident we have laid the foundation to grow our business,” said Steve Burd, Chairman, President & CEO. “We invested in lowering our prices on everyday items, and we also continued to invest in transforming our store base. With 79% of our store base remodeled into Lifestyle stores, we believe we have the freshest asset base in the supermarket industry, and combined with our differentiated offering and lower pricing, we believe we are very well positioned for future growth.”

Safeway Inc. is a Fortune 50 company and one of the largest food and drug retailers in North America. The company operates 1,725 stores in the United States and Canada and had sales of $40.9 billion in 2009. The company’s common stock is traded on the New York Stock Exchange under the symbol SWY.

The investor conference will be broadcast live from 8:00 AM (PST) to approximately 12:00 PM (PST) at http://www.safeway.com/investor_relations. Click on Webcast Events to access the event. The audio replay will be available in an archived format for approximately two weeks after the meeting.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, guidance, earnings per diluted share, identical-store sales growth, operating profit margins, capital expenditures and free cash flow. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: general business and economic conditions in our operating regions, including the rate of inflation or deflation, consumer spending levels, currency valuations, population, employment and job growth and/or losses in our markets; pricing pressures and competitive factors, which could include pricing strategies, store openings, remodels or acquisitions by our competitors; results of our programs to control or reduce costs, improve buying practices and control shrink; results of our programs to increase sales; results of our continuing efforts to expand corporate brands; results of our programs to improve our perishables departments; results of our promotional programs; results of our capital program; results of our efforts to improve working capital; results of any ongoing litigation in which we are involved or any litigation in which we may become involved; the resolution of uncertain tax positions; the ability to achieve satisfactory operating results in all geographic areas where we operate; changes in the financial performance of our equity investments; labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions or are scheduled to expire in the near future; failure to fully realize or delay in realizing growth prospects for new business ventures including Blackhawk Network Holdings, Inc. (“Blackhawk”); legislative, regulatory, tax, accounting or judicial developments, including with respect to Blackhawk; the cost and stability of fuel, energy and other power sources; the impact of the cost of fuel on gross margin and identical-store sales; discount rates used in actuarial calculations for pension obligations and self-insurance reserves; the rate of return on our pension assets; the availability and terms of financing, including interest rates and our ability to issue commercial paper or public debt or to borrow under our lines of credit as a result of current financial market conditions; adverse developments with regard to food and drug safety and quality issues or concerns that may arise; loss of a key member of senior management; data security or other information technology issues that may arise; unanticipated events or changes in real estate matters, including acquisitions, dispositions and impairments; adverse weather conditions and effects from natural disasters; performance in new business ventures or other opportunities that we pursue, including Blackhawk; and the capital investment in and financial results from our Lifestyle stores. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and subsequent Current Reports on Form 8-K, for a further discussion of these risks and uncertainties.

CONTACT:

Christiane Pelz, 925-467-3832

Melissa Plaisance, 925-467-3136

SOURCE: Safeway Inc.